Exhibit 15.1

REVOCABLE PROXY

LIBERTY BELL BANK

145 North Maple Ave.
Marlton, New Jersey 08053

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a shareholder of Liberty Bell Bank (the “Bank”) as of               , 201 , hereby authorizes and appoints Joseph Maressa, Jr., James A. Tamburro and William C. Dunkelberg, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Shareholders to be held on                , 2018, and at any adjournment of such meeting, and with all the powers the undersigned would possess if personally present, to act with respect to all votes that the undersigned would be entitled to cast, if personally present, as set forth on the reverse hereof.  The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of such proxyholders, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Special Meeting of Shareholders and Proxy Statement/Offering Circular for such meeting.

This proxy is solicited on behalf of the Board of Directors of the Bank for use at the Special Meeting of Shareholders to be held on               , 2018 and at any adjournment thereof.

This proxy may be revoked at any time prior to the Special Meeting by written notice to the Bank or may be withdrawn and you may vote in person should you attend the Special Meeting.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” EACH OF THE PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.  Proposal to approve and adopt the agreement of merger, dated as of July 20, 2017, by and among Delmar Bancorp, The Bank of Delmarva and the Bank which provides, among other things, for the merger of the Bank with and into The Bank of Delmarva.

	For ☐	Against ☐	Abstain ☐

2. Proposal to adjourn or postpone the special meeting of stockholders, if more time is needed, to allow the Bank to solicit additional votes in favor of the merger agreement.	For ☐	Against ☐	Abstain ☐

The undersigned hereby acknowledges receipt of Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement/Offering Circular prior to signing this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE. THIS PROXY MAY ALSO BE VOTED IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please check this box if you plan to attend the Special Meeting.  ☐

Signature of Stockholder	Signature of Stockholder

Date:	Date:

Note:  Please sign exactly as your name or names appear on this proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Please Date, Sign and Return TODAY in the Enclosed Envelope.
No Postage Required if Mailed in the United States.